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                                                                    EXHIBIT 10.1

                         SEVERANCE PROTECTION AGREEMENT



                 THIS AGREEMENT made as of the 20th day of December, 1997, by and between United Meridian Corporation, UMC Petroleum Corporation (a wholly owned subsidiary of United Meridian Corporation) (hereinafter collectively referred to as the "Company") and _________________ (the "Executive").

                 WHEREAS, the Board of Directors of United Meridian Corporation (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the possibility or the occurrence of a Change in Control can result in significant distraction of the Company's key management personnel because of the uncertainties inherent in such a situation;

                 WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders for the Company to retain the services of the Executive in the event of a possibility or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal financial and employment security; and

                 WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a possibility or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive's employment is terminated as a result of, or in connection with, a Change in Control.

                 NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

                 1.       Term of Agreement.

                          (a)     This Agreement shall commence as of December
20, 1997, and shall continue in effect until December 19, 1999 (the "Term"); provided, however, that on December 20, 1998, and on each December 20 thereafter, the Term shall automatically be extended for one (1) year unless either the Executive or the Company shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of twenty-four
(24) months after such occurrence.
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                          (b)     Notwithstanding anything contained in the
Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling transaction (as defined below), the Company shall rescind this Agreement and not make any payments hereunder (other than the payments due the Executive under Section 2(a)) if such action has been deemed necessary by the Company in order to assure that the Pooling Transaction will qualify as such. For purposes of this Agreement, "Pooling Transaction" means any merger, acquisition or other disposition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                 2. Termination of Employment. If, during the Term, a Notice of Termination of the Executive's employment with the Company or with any Affiliates is given within twenty-four (24) months following a Change in Control, which results in termination of the Executive's employment, the Executive shall be entitled to the following compensation and benefits:

                          (a)     If the Executive's employment with the
Company or with any Affiliate shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive his or her Accrued Compensation. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefits plans and other applicable programs and practices then in effect.

                          (b)     If the Executive's employment with the
Company or with any Affiliate shall be terminated for any reason other than as specified in Section 2(a), the Executive shall be entitled to the following:

                                  (1)  the Company shall pay the Executive all
Accrued Compensation;

                                  (2)  the Company shall pay the Executive as
severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount determined by multiplying 3.00 times the sum of
(i) the Executive's Base Amount and (ii) the Executive's Bonus Amount.

                                  (3)  for twenty-four (24) months following
the Executive's termination of employment (the "Continuation Period") the Company shall, at its expense, continue on behalf of the Executive and his or her dependents and





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beneficiaries the life insurance, disability, medical, dental and hospitalization coverages and benefits provided to the Executive immediately prior to the Change in Control or, if greater, the coverages and benefits provided at any time thereafter. The coverages and benefits (including deductibles and costs) provided in this Section 2(b)(3) during the Continuation Period shall be no less favorable to the Executive and his or her dependents and beneficiaries than the most favorable of such coverages and benefits referred to above. The Company's obligation hereunder with respect to the foregoing coverages and benefits shall be reduced to the extent that the Executive obtains any such coverages and benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce any of the coverages or benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 2(b)(3) shall not be interpreted so as to limit any benefits to which the Executive, his or her dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment;


                                  (4)  the Executive's entitlement to any other
compensation or benefits shall be determined in accordance with the Company's employee benefits plans and other applicable programs and practices then in effect.

                          (c)     If the Executive's employment is terminated
by the Company without Cause (1) within six (6) months prior to a Change in Control or (2) prior to the date of a Change in Control but the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") and who effectuates a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, such termination shall be deemed to have occurred after a Change in Control, provided a Change in Control shall actually have occurred.

                          (d)     Excise Tax Limitation

                                  (1)      Gross-Up Payment.  In the event it
shall be determined that any payment or distribution of any type to or for the benefit of the Executive, by the Company, any Affiliate, any Person (as defined in Section 14.6(a) hereof) who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.





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                                  (2)      Determination By Accountant.  All
mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 2(d), including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 2(d)(2), shall be made at the Company's expense by an independent accounting firm selected by the Company from among the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise
Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his or her federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he or she has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 2(d)(1), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment.

                                  (3)      The Executive shall notify the
Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as





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practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                  (i)      give the Company any information
                                           reasonably requested by the Company
                                           relating to such claim,


                                  (ii)     take such action in connection with
                                           contesting such claim as the Company
                                           shall reasonably request in writing
                                           from time to time, including,
                                           without limitation, accepting legal
                                           representation with respect to such
                                           claim by an attorney reasonably
                                           selected by the Company,

                                  (iii)    cooperate with the Company in good
                                           faith in order effectively to
                                           contest such claim, and

                                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 2 (d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is





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claimed to be due is limited solely to such contested amount.  Furthermore, the
Company's control of the contest shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                          (e)     The amounts provided for in Sections 2(a) and
2(b)(1) and (2) shall be paid in a single lump sum cash payment within thirty
(30) days after the Company receives the Executive's written waiver, as described in Section 7 hereof.

                          (f)     The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 2(b)(3).

                          (g)     The severance pay and benefits provided for
in this Section 2 shall be in lieu of any other severance pay to which the Executive may be entitled under the Company's severance plan or any other plan, agreement or arrangement of the Company or any Affiliate.

                 3. Notice of Termination. Following a Change in Control, any intended termination of the Executive's employment by the Company shall be communicated by a Notice of Termination from the Company to the Executive, and any intended termination of the Executive's employment by the Executive for Good Reason shall be communicated by a Notice of Termination from the Executive to the Company.

                 4. Transfer of Employment. Notwithstanding any other provision herein to the contrary, the Company shall cease to have any further obligation or liability to the Executive under this Agreement if (a) the Executive's employment with the Company terminates as a result of the transfer of his or her employment to any Affiliate, (b) this Agreement is assigned to such other Affiliate, and (c) such other Affiliate expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no assignment had taken place. Any Affiliate to which this Agreement is so assigned shall be treated as the "Company" for all purposes of this Agreement on or after the date as of which such assignment to the Affiliate, and the Affiliate's assumption and agreement to so perform this Agreement, becomes effective.

                 5. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any Notice of Termination) shall be in writing, shall be signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the





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other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                 6. Nature of Rights. The Executive shall have the status of a mere unsecured creditor of the Company with respect to his or her right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is the intention of the parties hereto that the arrangements reflected in this Agreement shall be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to this Agreement, for purposes of Title I of ERISA. Except as provided in Section 2(g), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any Affiliate and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any Affiliate. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any Affiliate shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                 7. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others; provided, however, that, with the exception of Section 2(a), none of the obligations of the Company under this agreement shall be binding on the Company until such time as the Company receives a written waiver of all claims in a form reasonably satisfactory to the Company and executed by the Executive.

                 8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

                 9.       Successors; Binding Agreement.

                          (a)     This Agreement shall be binding upon and
shall inure to the benefit of the Company and its Successors and Assigns. The Company shall require its





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Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                          (b)     Neither this Agreement nor any right or
interest hereunder shall be assignable or transferable by the Executive, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                 10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Harris County in the State of Texas.

                 11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

                 13.      Definitions.

                          13.1.  Accrued Compensation.  For purposes of this
Agreement, "Accrued Compensation" shall mean all amounts of compensation for services rendered to the Company or any other Affiliate that have been earned or accrued through the Termination Date but that have not been paid as of the Termination Date including (a) base salary, (b) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (c) vacation pay and
(d) bonuses and incentive compensation; provided, however, that Accrued Compensation shall not include any amounts described in clause (a) or clause
(d) that have been deferred pursuant to any salary reduction or deferred compensation elections made by the Executive.

                          13.2.  Affiliate.  For purposes of this Agreement,
"Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.





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                          13.3.  Base Amount.  For purposes of this Agreement,
"Base Amount" shall mean the Executive's annual base salary at the rate in effect as of the date of a Change in Control or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the Executive.

                          13.4.  Bonus Amount.  For purposes of this Agreement,
"Bonus Amount" shall mean the greater of (a) the target annual bonus payable to the Executive under the Incentive Plan in respect of the fiscal year during which the Termination Date occurs or (b) the bonus paid or payable under the Incentive Plan in respect of the fiscal year ended prior to the Termination Date.

                          13.5.  Cause.  For purposes of this Agreement, a
termination of employment is for "Cause" if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive:

                                  (a) intentionally and continually failed
substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason) which failure continued for a period of at least thirty
(30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or

                                  (b) intentionally engaged in conduct which is
demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in this Section 13.5(b) until (1) there shall have been delivered to the Executive a copy of a written notice, signed by a duly authorized officer of the Company, setting forth that the Executive was guilty of the conduct set forth in this
Section 13.5(b) and specifying the particulars thereof in detail, and (2) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires).

                                  No act, nor failure to act, on the
Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given to the Company by the Executive shall constitute Cause for purposes of this Agreement.

                          13.6.  Change in Control.  A "Change in Control"
shall be deemed to occur if any of the following shall occur during the term of the Agreement:





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                                  (a)      Any person (within the meaning of
Sections 13(d) and 14(d) of the Exchange Act, ("Persons") (but excluding the Company, a subsidiary of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan or employee stock plan of the Company or a subsidiary) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of the Company.

                                  (b)      Individuals constituting the Board
of Directors of the Company on December 19, 1997 and the successors of such individuals ("Continuing Directors") cease to constitute a majority of the Board of Directors of the Company. For this purpose, a director shall be a successor if and only if he or she was duly nominated by a Board of Directors of the Company (or a Nominating Committee thereof) on which individuals constituting the Board of Directors of the Company on December 19, 1997 and/or their successors (determined by prior application of this sentence) constituted a majority.

                                  (c)      The stockholders of the Company
approve a merger, consolidation, or reorganization of the Company ("Combination") with any other corporation or legal person, other than a Combination which both (a) is approved by a majority of the directors of the Company who are Continuing Directors, and (b) would result in stockholders of the Company immediately prior to the Combination beneficially owning, immediately thereafter, more than fifty percent (50%) of the combined voting power of either the surviving entity or the Person owning directly or indirectly all the common stock, or its equivalent, of the surviving entity.

                                  (d)      The stockholders of the Company
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                  (e)      The Board of Directors of the
Company adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

                 Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Agreement if a majority of the directors of the Company who are Continuing Directors adopts a resolution at any time prior to the occurrence of an event that would otherwise be deemed to be a Change in Control to the effect that it would be in the best interest of the Company for this Agreement to be operated as if a Change in Control had not occurred as a result of such event. The date of the Change in Control shall be the date on which the event described in (a), (b), (c) or (d) occurs or, in the case of (e) above, the date determined by the Continuing Directors.





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                          13.7.  Company.  For purposes of this Agreement, all
references to the Company shall include its Successors and Assigns. For purposes of the definition of Change in Control, the term "Company" shall mean solely United Meridian Corporation and shall not include UMC Petroleum Corporation.

                          13.8.  Disability.  For purposes of this Agreement,
"Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his or her duties with the Company for three (3) consecutive months, and within the time period set forth in a Notice of Termination given to the Executive (which time period shall not be less than thirty (30) days), the Executive shall not have returned to full-time performance of his or her duties; provided, however, that if the Company's long term disability plan, or any successor plan (the "Disability Plan"), is then in effect, the Executive shall not be deemed disabled for purposes of this Agreement unless the Executive is also eligible for "Total Disability" (as defined in the Disability Plan) benefits (or similar benefits in the event of a successor plan) under the Disability Plan.

                          13.9.  Good Reason.  (a)  For purposes of this
Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                                        (1)     the assignment to the Executive
of duties materially inconsistent with the duties associated with the position of the Executive as in effect immediately prior thereto; or any action which results in a material diminution in the position, duties or responsibilities of the Executive as in effect immediately prior thereto, except for strategic reallocations of the personnel reporting to the Executive; or any removal of the Executive from or failure to reappoint or reelect him or her to any of such offices or positions, except in connection with the termination of his or her employment for Disability, Cause, as a result of his or her death or by the Executive other than for Good Reason;

                                        (2)     a reduction in the Executive's
annual base salary below the Base Amount;

                                        (3)     the relocation of the offices
of the Company at which the Executive is principally employed to a location more than fifty (50) miles from the location of such offices immediately prior to the Change in Control, or the Company's requiring the Executive to be based anywhere other than such offices;

                                        (4)      the failure by the Company to
pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company in which the Executive participated, within seven (7) days of the date such compensation is due;





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                                        (5)     the failure by the Company to
(A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control, including, but not limited to, any of the plans listed in Appendix A hereto, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the Executive was participating immediately prior to the Change in Control;

                                        (6)     the failure of the Company to
obtain from its Successors or Assigns the express assumption and agreement required under Section 9 hereof; or

                                        (7)     any purported termination of
the Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the terms set forth in the definition of Notice of Termination (and, if applicable, the terms set forth in the definition of Cause).

                                  (b)      Any event or condition described in
Section 13.9(a)(1) through (7) which occurs (1) within six (6) months prior to a Change in Control or (2) prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a Third Party or (B) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed and which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

                          13.10.  Incentive Plan.  For purposes of this
Agreement, "Incentive Plan" shall mean the Annual Incentive Plan, or any successor annual incentive plan, maintained by the Company or any other Affiliate.

                          13.11.  Notice of Termination.  For purposes of this
Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination of the Executive's employment, signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.





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
                          13.12.  Successors and Assigns.  For purposes of this
Agreement, "Successors and Assigns" shall mean, with respect to the Company, a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be (including this Agreement), whether by operation of law or otherwise.

                          13.13.  Termination Date.  For purposes of this
Agreement, "Termination Date" shall mean (a) in the case of the Executive's death, his or her date of death, (b) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his or her duties on a full-time basis during such thirty (30) day period) and (c) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken); provided, however, that in the event the Company disputes the Executive's basis for the Good Reason termination, if the Executive prevails in such dispute, the Termination Date shall be the date set forth in the Executive's original Notice of Termination or such other date mutually agreed to by the parties. Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive his or her Base Amount and continue the Executive as a participant in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, dental, life insurance and disability benefit plans in which he or she was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section whether or not the dispute is resolved in favor of the Company, and the Executive shall not be obligated to repay to the Company any amounts paid or benefits provided pursuant to this sentence.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.


                                       United Meridian Corporation



                                       By:
                                           -----------------------------------
                                           John B. Brock
                                           Chairman and Chief Executive Officer


ATTEST:


-----------------------------------
            Secretary

                                       By:
                                           -----------------------------------
                                           (Name)

                                   Appendix A



         Annual Incentive Plan

         UMC Petroleum Savings Plan

         Supplemental Benefit Plan

         1994 Employee Nonqualified Stock Option Plan

         1987 Employee Nonqualified Stock Option Plan

         UMC Petroleum Group Insurance Plan

         Executive Life Insurance Program

Schedule of Signatories to the Severance Protection Agreement

Jonathan M. Clarkson
James E. Smitherman
John J. Patton
Marya M. Ingram
Kevin D. McMillan
Daniel P. Foley
Jeanne A. Buchanan
Christopher E. Cragg
Peggy T. d'Hemecourt
C. E. Hackstedt
David N. Wilkes





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